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                       SECURITIES AND EXCHANGE COMMISSION

                               Washington DC 20549




                                    Form 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                February 1, 2002





                          FAIRMOUNT CHEMICAL CO., INC.
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             (Exact name of registrant as specified in its charter)




  New Jersey                           1-4591                      22-0900720
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(State or other                      (Commission                  (IRS Employer
jurisdiction of                      File Number)                 Identification
 incorporation)                                                       Number)



                 117 Blanchard Street, Newark, New Jersey 07105
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              (Address of principal executive offices and zip code)




               Registrant's telephone number, including area code:
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                                 (973) 344-5790






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                     Total number of pages in this filing: 3
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ITEM 5.  OTHER EVENTS

         On January 23, 2002 the board of directors amended the by-laws of Fairmount Chemical Co., Inc. ("Fairmount") to provide for a board of not less than five nor more than seven, as determined by the board. At that meeting, the board of directors elected Jerrel Branson to fill one of those vacancies.

         The board of directors retained Jerrel Branson, also a director, as the senior executive of Fairmount, with full authority to act on behalf of Fairmount.

         Fairmount's Line of Credit with Fleet National Bank ("Bank") in the amount of $700,000 became due and payable on January 31, 2002. The Bank has informally agreed to extend the Line of Credit until February 28, 2002, and is preparing documents to that effect. No formal extension, however, to that date has yet been signed. The Bank agreed to extend the Line of Credit to February 28, 2002 (i) subject to the terms of the existing Loan Agreement and related loan documents (which among other things freeze the amount Fairmount can borrow at the current level of indebtedness of $700,000) and (ii) without prejudice to or waiver of any of the Bank's available rights and/or remedies, including but not limited to the Bank's right to demand immediate payment of all sums due and owing under the Line of Credit on or after February 28, 2002. If Fairmount does not obtain an extension beyond February 28, 2002 or new financing after February 28, 2002, Fairmount may be required to seek protection under Federal Bankruptcy laws or other laws affecting debtors' and creditors' rights

































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.





                                                 Fairmount Chemical Co., Inc.


February 1, 2002                                 By /s/ William C. Kaltnecker
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Date                                             William C. Kaltnecker
                                                 Controller/Treasurer



































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